Exhibit 99

Jefferies Reports Fourth Quarter and 2012 Fiscal Year Financial Results

NEW YORK & LONDON--(BUSINESS WIRE)--December 17, 2012--Jefferies Group, Inc. (NYSE: JEF) announced today financial results for its fiscal fourth quarter and year ended November 30, 2012.

Highlights for the three months ended November 30, 2012, versus the three months ended November 30, 2011:

  Net revenues of $769 million, versus $554 million
  Net earnings to common shareholders of $72 million ($81 million on a non-GAAP basis after excluding Hurricane Sandy relief donation, Leucadia merger costs and certain historical-related items [1]), versus $48 million ($39 million on a non-GAAP basis after excluding certain items [2])
  Net earnings per common share of $0.31 ($0.35 on a non-GAAP basis after excluding Hurricane Sandy relief donation, Leucadia merger costs and certain historical-related items [1]), versus $0.21 ($0.17 on a non-GAAP basis after excluding certain items [2])
  Investment Banking net revenues of $283 million, up 8%, versus $261 million
  Fixed Income net revenues more than doubled to $293 million, versus $141 million

Highlights for the year ended November 30, 2012, versus the year ended November 30, 2011:

  Record fiscal year net revenues of $2,999 million, up 18%, versus $2,549 million
  Net earnings to common shareholders of $282 million ($302 million on a non-GAAP basis after excluding certain items [1][3]), versus $285 million ($232 million on a non-GAAP basis after excluding certain items [2][4])
  Net earnings per common share of $1.22 ($1.31 on a non-GAAP basis after excluding certain items [1][3]), versus $1.28 ($1.04 on a non-GAAP basis after excluding certain items [2][4])
  Fixed Income net revenues of $1,190 million, up 66%, versus $715 million
  Investment Banking net revenues of $1,126 million versus $1,123 million

“2013 will mark the beginning of a new era for Jefferies. We believe our imminent merger with Leucadia will result in an even stronger Jefferies, as well as making us even more distinguished from our bank holding company competitors. The traditional, entrepreneurial Wall Street model has served us well historically and we believe this will continue to be an advantage into the future. Combining our company with an extremely well-capitalized parent will allow us to continue to aggressively add value to our clients. Our 3,804 employee partners look forward to working our hardest on behalf of Leucadia shareholders while protecting both of our collective bondholders.”

A conference call with management discussion of these financial results will be held today, Tuesday, December 18, 2012, at 9:00 AM Eastern (date and time subject to change). Investors and securities industry professionals may access the management discussion by calling 877-710-9938 or 702-928-7183. A one-week replay of the call will also be available at 855-859-2056 or 404-537-3406 (conference ID # 73941351). A live audio webcast and delayed replay can also be accessed at www.jefferies.com.

Jefferies Group, Inc. (NYSE: JEF), the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Jefferies provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income, foreign exchange, futures and commodities, and also select asset and wealth management strategies, in the Americas, Europe and Asia.

1.	Adjustments to net earnings to common shareholders and net earnings per common share on a non-GAAP basis include donations to Hurricane Sandy relief and transaction costs associated with the announced merger with Leucadia, amortization of intangibles and compensation awards related to our Bache and Hoare Govett acquisitions and interest expense incurred as a result of debt extinguishment accounting, from prior quarters, all on an after-tax basis.
2.	Adjustments to net earnings to common shareholders and net earnings per common share on a non-GAAP basis include gain on debt extinguishment related to trading activities in our own debt, and amortization of intangible assets and compensation awards and other severance and bonus costs related to our Bache acquisition, all on an after-tax basis.
3.	Adjustments to net earnings to common shareholders and net earnings per common share on a non-GAAP basis include a bargain purchase gain and compensation awards on our Hoare Govett acquisition, a gain on debt extinguishment relating to trading activities in our own debt and impairment charges on intangibles related to our Bache acquisition, all on an after-tax basis.
4.	Adjustments to net earnings to common shareholders and net earnings per common share on a non-GAAP basis include a bargain purchase gain on our Bache acquisition, which is not a taxable item and transaction and integration expenses related to the Bache acquisition on an after-tax basis.

-- see financial tables in attached --

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	November 30,	November 30,	November 30,	November 30,
	2012	2011	2012	2011
Revenues:
Commissions	$127,074	$130,619	$485,569	$534,726
Principal transactions	242,140	36,571	1,035,974	428,035
Investment banking	282,962	261,298	1,125,883	1,122,528
Asset management fees and investment income from managed funds	16,318	6,623	26,966	44,125
Interest income	242,904	317,485	1,031,839	1,248,132
Other revenues	61,872	46,144	164,974	152,092
Total revenues	973,270	798,740	3,871,205	3,529,638
Interest expense	204,421	244,757	872,421	980,825
Net revenues	768,849	553,983	2,998,784	2,548,813
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	8,279	(2,561)	42,883	3,622
Net revenues, less mandatorily redeemable preferred interests	760,570	556,544	2,955,901	2,545,191

Non-interest expenses:
Compensation and benefits	460,404	308,137	1,770,798	1,482,604

Non-compensation expenses:
Floor brokerage and clearing fees	29,106	33,837	120,145	126,313
Technology and communications	64,051	62,377	244,511	215,940
Occupancy and equipment rental	25,815	23,954	97,397	84,951
Business development	22,968	29,397	95,330	93,645
Professional services	27,771	17,868	73,427	66,305
Other	16,480	10,294	62,498	56,099
Total non-compensation expenses	186,191	177,727	693,308	643,253
Total non-interest expenses	646,595	485,864	2,464,106	2,125,857
Earnings before income taxes	113,975	70,680	491,795	419,334
Income tax expense	34,243	25,066	168,646	132,966
Net earnings	79,732	45,614	323,149	286,368
Net earnings (loss) to noncontrolling interests	8,128	(2,772)	40,740	1,750
Net earnings to common shareholders	$71,604	$48,386	$282,409	$284,618
Earnings per common share:
Basic	$0.31	$0.21	$1.23	$1.28
Diluted	$0.31	$0.21	$1.22	$1.28

Weighted average common shares:
Basic	214,415	215,628	215,989	211,056
Diluted	218,527	215,629	220,101	215,171

Compensation and benefits / Net revenues	59.9%	55.6%	59.1%	58.2%

Effective tax rate	30.0%	35.5%	34.3%	31.7%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	November 30,	August 31,	November 30,
	2012	2012	2011
Revenues by Source
Equities	$176,595	$209,980	$124,305
Fixed Income	292,974	265,679	140,651
Other	-	-	21,106
Total	469,569	475,659	286,062

Equity	52,919	39,068	26,936
Debt	145,772	87,894	62,090
Capital markets	198,691	126,962	89,026
Advisory	84,271	133,201	172,272
Investment banking	282,962	260,163	261,298

Asset management fees and investment income / (loss) from managed funds:
Asset management fees	9,680	8,583	9,162
Investment income / (loss) from managed funds	6,638	(5,467)	(2,539)
Total	16,318	3,116	6,623
Net revenues	768,849	738,938	553,983
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	8,279	8,304	(2,561)
Net revenues, less mandatorily redeemable preferred interests	$760,570	$730,634	$556,544

Other Data
Number of trading days	63	65	63

Average firmwide VaR (in millions) (1)	$13.38	$10.53	$9.43
Average firmwide VaR excluding Knight Capital (in millions) (1)	$7.95	$8.35	N/a

(1) VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2011.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarter Ended
	November 30,	August 31,	November 30,
	2012	2012	2011

Results:
Net earnings to common shareholders	$71,604	$70,171	$48,386
Basic EPS (1)	$0.31	$0.31	$0.21
Diluted EPS (1)	$0.31	$0.31	$0.21
Pretax operating margin	15.0%	16.7%	12.7%
Effective tax rate	30.0%	36.0%	35.5%

Basic and Diluted EPS impact from share ownership in Knight Capital (13)	$0.04	$0.08	N/a

Common share data:
Common shares outstanding	203,312	203,070	197,160
Adjusted shares outstanding (2)	214,616	214,177	218,406

Share issued during quarter	945	926	2,072
Shares purchased during the quarter	603	1,702	5,135

Weighted average common shares- Basic	214,415	214,756	215,628
Weighted average common shares- Diluted	218,527	218,867	215,629

Financial position:
Total assets (in millions) (3)	$36,294	$34,407	$34,971
Average total assets for quarter (in millions) (3)	$44,242	$42,594	$50,087
Cash and cash equivalents (in millions)	$2,693	$2,845	$2,394
Financial instruments owned (in millions) (3)	$16,670	$13,917	$16,679

Total common stockholders' equity (in millions)	$3,436	$3,369	$3,224
Tangible common stockholders' equity (in millions) (4)	$3,055	$2,988	$2,839
Common book value per share (5)	$16.90	$16.59	$16.35
Adjusted book value per share (6)	$16.01	$15.73	$14.76
Tangible common book value per share (4)	$15.03	$14.71	$14.40
Adjusted tangible book value per share (6)	$14.24	$13.95	$13.00

Level 3 financial instruments:
Level 3 financial instruments owned (in millions) (3) (7)	$504	$487	$498
Level 3 financial instruments owned with economic exposure (in millions) (3)(8)	$450	$436	$452
Level 3 financial instruments owned - % total assets (3)	1.4%	1.4%	1.4%
Level 3 financial instruments owned - % total financial instruments owned (3)	3.0%	3.5%	3.0%
Level 3 financial instruments owned with economic exposure - % total financial instruments owned (3)	2.7%	3.1%	2.7%
Level 3 financial instruments owned with economic exposure - % common stockholders' equity (3)	13.1%	12.9%	14.0%

Other data and financial ratios:
Total capital (in millions) (9)	$8,710	$8,622	$8,227
Leverage ratio (3) (10)	9.6	9.3	9.9
Adjusted leverage ratio (3) (11)	9.0	8.8	9.4

Number of trading days	63	65	63

Average firmwide VaR (in millions) (12)	$13.38	$10.53	$9.43
Average firmwide VaR excluding Knight Capital (in millions) (12)	$7.95	$8.35	N/a

Number of employees, at quarter end	3,804	3,814	3,898

Compensation and benefits / Net revenues	59.9%	59.6%	55.6%

Footnotes

(1)	The following details the calculation of basic and diluted earnings per share as included in our quarterly and annual reports.

	Quarter Ended
	November 30,	August 31,	November 30,
	2012	2012	2011
Earnings for basic earnings per common share:
Net earnings	$79,732	$78,321	$45,614
Net earnings (loss) to noncontrolling interests	8,128	8,150	(2,772)
Net earnings to common shareholders	71,604	70,171	48,386
Less: Allocation of earnings to participating securities (A)	5,143	3,913	2,560
Net earnings available to common shareholders	$66,461	$66,258	$45,826
Earnings for diluted earnings per common share:
Net earnings	$79,732	$78,321	$45,614
Net earnings (loss) to noncontrolling interests	8,128	8,150	(2,772)
Net earnings to common shareholders	71,604	70,171	48,386
Add: Convertible preferred stock dividends (B)	1,016	1,016	-
Less: Allocation of earnings to participating securities (A)	5,146	3,916	2,560
Net earnings available to common shareholders	$67,474	$67,271	$45,826
Weighted Average Common Shares:
Basic	214,415	214,756	215,628
Diluted	218,527	218,867	215,629
Earnings per common share:
Basic	$0.31	$0.31	$0.21
Diluted	$0.31	$0.31	$0.21

(A) Represents dividends declared during the period on participating securities plus an allocation of undistributed earnings to participating securities. Losses are not allocated to participating securities. Participating securities represent restricted stock and restricted stock units for which requisite service has not yet been rendered and amounted to weighted average shares of 16,406,000, 12,732,000 and 11,755,000 for the three months ended November 30, 2012, August 31, 2012 and November 30, 2011, respectively. Dividends declared on participating securities during the three months ended November 30, 2012, August 31, 2012 and November 30, 2011 amounted to approximately $1,270,000, $924,000 and $959,000, respectively. Undistributed earnings are allocated to participating securities based upon their right to share in earnings if all earnings for the period had been distributed.

(B) The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for our three-months ended November 30, 2011.

(2)	The following details the calculation of adjusted shares outstanding:

	November 30,	August 31,	November 30,
	2012	2012	2011

Common shares outstanding	203,312	203,070	197,160
Unearned restricted stock	(8,058)	(8,166)	(9,032)
Earned restricted stock units	16,656	17,331	18,994
Other issuable shares	2,706	1,942	11,284
Adjusted shares outstanding	214,616	214,177	218,406

(3)	This amount represents a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the year ended November 30, 2012.

(4)	Tangible common stockholders’ equity represents total common stockholders’ equity less goodwill and identifiable intangible assets. As of November 30, 2012, tangible common stockholders' equity equals total common stockholders' equity of $3,436.0 million less goodwill and identifiable intangible assets of $380.9 million. Tangible common book value per share equals tangible common stockholders' equity divided by common shares outstanding. We believe that tangible common book value per share and tangible common stockholders' equity is meaningful as a valuation of financial companies are often measured as a multiple of tangible common stockholders' equity, making these ratios meaningful for investors.

(5)	Common book value per share equals total common stockholders' equity divided by common shares outstanding.

(6)	Adjusted book value per share (non-GAAP financial measure) equals total common stockholders’ equity divided by adjusted shares outstanding. Adjusted tangible book value per share (non-GAAP financial measure) equals tangible common stockholders’ equity divided by adjusted shares outstanding. We believe these are meaningful measures as investors often incorporate the dilutive effects of outstanding capital in their valuations.

(7)	Level 3 financial instruments represent those financial instruments classified as such under ASC 820, accounted for at fair value and included within Financial instruments owned.

(8)	Level 3 financial instruments owned with economic exposure represents Level 3 financial instruments owned adjusted for Level 3 financial instruments that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(9)	Total capital includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries and total stockholders' equity. Long-term debt included in total capitalization at November 30 and August 31, 2012 and November 30, 2011 is reduced by amounts outstanding under the revolving credit facility.

(10)	Leverage ratio equals total assets divided by total stockholders' equity.

(11)	Adjusted leverage ratio (non-GAAP financial measure) equals adjusted assets divided by tangible stockholders' equity. Adjusted assets (non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of November 30, 2012, August 31, 2012 and November 30, 2011 adjusted assets were $30,604 million, $29,232 million and $29,534 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(12)	VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2011.

(13)	Principal transaction revenues of $48.7 million and $103.3 million from our share ownership of Knight Capital had a positive impact on our basic and diluted EPS of $0.04 and $0.08 for the three months ended November 30, 2012 and August 31, 2012, respectively, on a non-GAAP basis after considering compensation costs at a ratio of 59.5% and 59.6%, allocations to mandatorily redeemable preferred interests of $2.6 million and $5.5 million, net earnings to noncontrolling interests of $2.5 million and $5.4 million, and income tax expense at an effective rate of 36.8% and 41.5%, for the three months ended November 30 and August 31, 2012, respectively.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(Amounts in Thousands)
(Unaudited)

		November 30, 2012

Common shares outstanding		203,312
Unearned restricted stock		(8,058)
Earned restricted stock units		16,656
Other issuable shares		2,706
Adjusted shares outstanding		214,616

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Quarter Ended	Year Ended
		November 30, 2012	November 30, 2012

Shares outstanding (weighted average)	(1)	203,145	203,369
Unearned restricted stock	(2)	(7,998)	(8,549)
Earned restricted stock units	(3)	17,154	17,942
Other issuable shares	(4)	2,114	3,227
Common Shares for Basic EPS		214,415	215,989

Stock options	(5)	2	2
Mandatorily redeemable convertible preferred stock	(6)	4,110	4,110
Convertible debt	(7)	-	-
Common Shares for Diluted EPS		218,527	220,101

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, and employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5)	Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7)	Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON GAAP FINANCIAL MEASURES
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended November 30, 2012	Amortization of Debt Discount, Certain Acquisition Items and Hurricane Sandy Relief		Three Months Ended November 30, 2012 (Excluding Amortization of Debt Discount, Certain Acquisition Items and Hurricane Sandy Relief)	Year Ended November 30, 2012	Debt Accounting Gain and Amortization of Debt Discount, Impairment Charge, Certain Acquisition Items and Hurricane Sandy Relief		Year Ended November 30, 2012 (Excluding Debt Accounting Gain and Amortization of Debt Discount, Impairment Charge, Certain Acquisition Items and Hurricane Sandy Relief)

Net revenues	$768,849	$(1,245)	(A)	$770,094	$2,998,784	$8,416	(E)	$2,990,368

Compensation and benefits	460,404	2,496	(B)	$457,908	1,770,798	24,675	(F)	1,746,123
Noncompensation expenses	186,191	9,014	(C)	$177,177	693,308	14,510	(G)	678,798

Total non-interest expenses	646,595	11,510		635,085	2,464,106	39,185		2,424,921
Earnings before income taxes	113,975	(12,755)		126,730	491,795	(30,769)		522,564
Income tax expense (benefit)	34,243	(3,499)	(D)	37,742	168,646	(11,404)	(D)	180,050

Net earnings	79,732	(9,256)		88,988	323,149	(19,365)		342,514

Net earnings to common shareholders	$71,604	$(9,256)		$80,860	$282,409	$(19,365)		$301,774
Earnings per common share:
Basic	$0.31			$0.35	$1.23			$1.31
Diluted	$0.31			$0.35	$1.22			$1.31

Weighted average common shares:
Basic	214,415			214,415	215,989			215,989
Diluted	218,527			218,527	220,101			220,101

Compensation and benefits/Net revenues	59.9%			59.5%	59.1%			58.4%
Effective tax rate	30.0%			29.8%	34.3%			34.5%

	Three Months Ended November 30, 2011	Debt Accounting Gain and Certain Bache Acquisition Items		Three Months Ended November 30, 2011 (Excluding Debt Accounting Gain and Certain Bache Acquisition Items)	Year Ended November 30, 2011	Debt Accounting Gain and Certain Bache Acquisition Items		Year Ended November 30, 2011 (Excluding Debt Accounting Gain and Certain Bache Acquisition Items)

Net revenues	$553,983	$20,175	(H)	$533,808	$2,548,813	$72,684	(H)	$2,476,129

Compensation and benefits	308,137	2,721	(I)	$305,416	1,482,604	11,785	(I)	1,470,819
Noncompensation expenses	177,727	704	(J)	$177,023	643,253	7,826	(K)	635,427

Total non-interest expenses	485,864	3,425		482,439	2,125,857	19,611		2,106,246
Earnings before income taxes	70,680	16,750		53,930	419,334	53,073		366,261
Income tax expense (benefit)	25,066	6,985	(L)	18,081	132,966	235	(L)	132,731

Net earnings	45,614	9,765		35,849	286,368	52,838		233,530

Net earnings to common shareholders	$48,386	$9,765		$38,621	$284,618	$52,838		$231,780
Earnings per common share:
Basic	$0.21			$0.17	$1.28			$1.04
Diluted	$0.21			$0.17	$1.28			$1.04

Weighted average common shares:
Basic	215,628			215,628	211,056			211,056
Diluted	215,629			215,629	215,171			215,171

Compensation and benefits/Net revenues	55.6%			57.2%	58.2%			59.4%
Effective tax rate	35.5%			33.5%	31.7%			36.2%

The selected financial information for the three months and year ended November 30, 2012 and 2011 excluding the effects of purchases and sales of our debt in November and December 2011, certain items identified and recognized in connection with the acquisition of Hoare Govett from The Royal Bank of Scotland Group plc on February 1, 2012 and the acquisition of the Global Commodities Group (the "Bache entities") from Prudential Financial, Inc. ("Prudential") on July 1, 2011, the impairment of certain intangible assets in the three months ended May 31, 2012, donations to Hurricane Sandy relief in November 2012 and transaction costs associated with the announced merger with Leucadia National Corporation incurred in the third and fourth fiscal quarter of 2012, are non-GAAP financial measures. We believe this presentation provides meaningful information to shareholders as it provides comparability for our results of operations for the three months and year ended November 30, 2012 with the results for periods ended November 30, 2011.

FOOTNOTES TO SELECTED FINANCIAL INFORMATION

(A)	Net revenues in the fourth quarter of 2012 includes additional interest expense from the amortization of discounts on long-term debt re-issued in November and December 2011 in connection with trading activities in our own debt.

(B)	Compensation expense for the three months ended November 30, 2012 includes expense related to the amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities and Hoare Govett.

(C)	Reflects amortization of intangible assets recognized in connection with the acquisitions of Hoare Govett and the Bache entities, donations to Hurricane Sandy relief of $4.1 million and transaction costs (primarily professional fees) associated with the announced merger with Leucadia National Corporation of $4.2 million.

(D)	For the three months and year ended November 30, 2012, reflects the tax benefit on the additional interest expense, Hoare Govett and Bache related expense items, Hurricane Sandy relief donations and transaction costs associated with the announced merger with Leucadia at a domestic and foreign marginal tax rate of 42.3% and 24.7%, respectively.

(E)	Includes a gain on debt extinguishment of $9.9 million in accordance with debt extinguishment accounting under ASC 405 and 470 relating to trading activities in our own long term debt and a bargain purchase gain of $3.4 million resulting from the acquisition of Hoare Govett recorded in Other revenues, partially offset by additional interest expense of $4.8 million from subsequent amortization of debt discounts upon reissuance of our long-term debt.

(F)	Includes compensation expense related to the amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities and Hoare Govett and bonus costs for employees as a result of the completion of the Hoare Govett acquisition.

(G)	Reflects an impairment charge of $2.9 million on indefinite-lived intangible assets and amortization of intangible assets recognized in connection with the acquisitions of Hoare Govett and the Bache entities, donations to Hurricane Sandy relief of $4.1 million and transaction costs (primarily professional fees) associated with the announced merger with Leucadia National Corporation of $4.7 million.

(H)	In accordance with debt extinguishment accounting under ASC 405 and 470, we recorded a gain on debt extinguishment of $20.2 million in Other revenues for the three and twelve months ended November 30, 2011, relating to trading activities in our own long term debt. The twelve months ended November 30, 2011 includes a bargain purchase gain of $52.5 million resulting from the acquisition of the Bache entities from Prudential recorded in Other revenues in the third quarter of 2011.

(I)	In connection with the acquisition of the Bache entities, compensation expense was recognized for the three months and year ended November 30, 2011 related to 1) severance costs for certain employees of the acquired Bache entities that were terminated subsequent to the acquisition, 2) the amortization of stock awards granted to former Bache employees as replacement awards for previous Prudential stock awards that were forfeited in the acquisition and 3) bonus costs for employees as a result of the completion of the acquisition.

(J)	Reflects the amortization of intangible assets recognized in connection with the acquisition of the Bache entities.

(K)	Includes the amortization of intangible assets of $0.7 million recognized during the three months ended November 30, 2011 in connection with the acquisition of the Bache entities as well as expenses (primarily professional fees) totaling $7.1 million related to the acquisition and/or integration of the Bache entities within the Jefferies Group, Inc.

(L)	For the three and twelve months ended November 30, 2011, the total domestic marginal tax rate of 41.7% was applied. The bargain purchase gain of $52.5 million on the acquisition of the Bache entities is not a taxable item.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer